Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

First Choice Healthcare Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Fees to be Paid	Equity	Units, each consisting of: (i) one share of Common Stock; and (ii) One Series A Warrant, each Series A Warrant to purchase one share of Common Stock; and (iii) One Series B Warrant, each Series B Warrant to purchase one share of Common Stock				$11,500,000	.00015310	$1,760.65
	Equity	Common Stock, $0.001 par value per share (“Common Stock”), included as part of the Units (2)	457(o)	–	–	–	–	–
	Other	Underwriter’s Warrant(4)	457(g)
	Equity	Common Stock underlying the Underwriter’s Warrant(6)	457(o)			$575,000	.00015310	$88.03
		Pre-Funded Units, each consisting of (i) one pre-funded warrant exercisable for one share of Common Stock; (ii) one Series A Warrant; and (iii) one Series B Warrant (3)	–	–	–	–	–	–
	Other	Pre-funded Warrants to purchase Common Stock, included as part of the Pre-Funded Units (3)	457(g)	–	–	–	–	–
	Equity	Common Stock underlying Pre-funded Warrants (4)	457(o)	–	–	–	–	–
	Other	Series A Warrant to Purchase Common Stock, included as part of the Units and Pre-Funded Units (4)	457(g)	–	–	–	–	(4)
	Equity	Common Stock underlying Series A Warrant	457(o)	–	–	$11,500,000	.00015310	$1,760.65
	Other	Series B Warrant to Purchase Common Stock, included as part of the Units and Pre-Funded Units	457(g)	–	–			(4)
	Equity	Common Stock underlying Series B Warrant	457(o)	–	–	$11,500,000	.00015310	$1,760.65
	Equity	Common Stock, registered on behalf of selling shareholders (5)	457(o) (5)			$16,587,500	.00015310	$2,539.55
Fees Previously Paid	–	–	–	–	–	–	–	–
Carry Forward Securities	–	–	–	–	–	–	–	–

	Total Offering Amounts					$51,662,500	.00015310	$7,909.53

	Total Fee Offsets

	Fees Previously Paid							$3,123.96

	Net Fee Due							$4,785.57

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes Units and/or Pre-Funded Units that the Underwriter has the option to purchase to cover over-allotments, if any.

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)	The registrant may issue pre-funded warrants to purchase Common Stock in the offering. The purchase price of each Pre-Funded Units will equal the price per share at which Units are being sold to the public in this offering, minus $0.001, which constitutes the pre-funded portion of the exercise price of the Pre-Funded Warrants, and the remaining unpaid exercise price of the Pre-Funded Warrants will equal $0.01 per share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the Units will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Units and Pre-Funded Units is $11,500,000, including the Over-allotment Option, if any.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	Consists of (i) 2,767,500 shares of Common Stock; and (ii) 550,000 shares of Common Stock underlying warrants. For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 3,317,500 representing the number of shares covered by the Resale Prospectus by an assumed price of $5.00 per share.

(6)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), the proposed maximum aggregate offering price of the Underwriter Warrants is $500,000, which is equal to 5.0% of the aggregate number of shares of common stock sold in this offering, including the overallotment option, at an exercise price equal to 110% of the public offering price per share.